Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4, as amended, of our report on the consolidated financial statements of Community First Bancshares, Inc. for the years ended December 31 , 2015 and 2014 dated March 23, 2016 and to the reference to us under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Erwin & Company

Erwin & Company

Little Rock, Arkansas

September 29, 2016